EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-67048) pertaining to the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-8 No. 333-38984) pertaining to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan,

(3)	Registration Statement (Form S-8 No. 333-45475) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-157014) pertaining to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-157015) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, and

(6)	Registration Statement (Form S-4 No. 333-147936) and related Prospectus;

of our reports dated November 20, 2009, with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Jacobs Engineering Group Inc., included in this Annual Report (Form 10-K) for the year ended October 2, 2009.

/s/ Ernst & Young LLP

Los Angeles, California

November 20, 2009